STANDISH, AYER & WOOD DOMESTIC MASTER PORTFOLIO

                                POWER OF ATTORNEY

      The undersigned officer of Standish, Ayer & Wood Master Domestic Portfolio, a New York trust (the "Domestic Portfolio Trust"), does hereby severally constitute and appoint Richard S. Wood, Edward H. Ladd, James E. Hollis III and Raymond O'Neill, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them, and each of them acting singly, to sign for me, in my name and in the capacities indicated below, (1) any and all amendments to the Registration Statements on Form N-8A and Form N-1A to be filed by the Domestic Portfolio Trust under the Investment Company Act of 1940, as amended (the "1940 Act"), (2) the registration statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), and any and all amendments thereto, of any registered investment company that is or will become a holder of an interest in the Domestic Portfolio Trust (a "Holder"), (3) any registration statement on Form N-14, and any and all amendments thereto, filed by the Domestic Portfolio Trust or any Holder and (4) any and all other documents and papers relating thereto, and generally to do all such things in my name and on my behalf in the capacities indicated below to enable the Domestic Portfolio Trust to comply with the 1940 Act and the 1933 Act (where applicable) and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all such documents.

      IN WITNESS WHEREOF, I have hereunder set my hand on this Instrument on this 3rd day of October, 1997 outside the United States.


/s/ Paul G. Martins
------------------------------
Paul G. Martins,
Vice President and Treasurer
(principal financial and accounting
 officer)